Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER 2006 RESULTS
Third Quarter Net Income Increased to $2.8 million, EPS of $0.20
Fiscal 2006 EPS Guidance Raised to a Range of $1.43 to $1.47 Per Share
Fiscal 2007 EPS Guidance Initiated at a Range of $1.73 to $1.77 Per Share

SAVANNAH, GA (November 17, 2006) — Citi Trends, Inc. (NASDAQ: CTRN) today reported results for the third quarter ended October 28, 2006.

Financial Highlights — 13 weeks ended October 28, 2006

Total net sales increased 24.6% to $87.1 million compared with $69.9 million for the 13-week period ended October 29, 2005.  Comparable store sales increased 6.2% compared with a 25.0% increase in the prior-year quarter.  Relocated and expanded stores are included in the comparable store sales results.  Net income increased 6.7% to $2.8 million compared with $2.6 million for the prior-year quarter. Earnings per diluted share increased 11.1% to $0.20 compared with $0.18 in the prior-year quarter.

For the third quarter, the Company opened 13 stores, bringing the new store year-to-date count to 31 and reaching a total store count of 266 at the end of the quarter.  During the fourth quarter, the Company plans to open an additional 10 to 11 stores bringing the end of year store count to 276 to 277.

Financial Highlights — 39 weeks ended October 28, 2006

Total net sales increased 32.2% to $255.1 million compared with $193.0 million for the 39-week period ended October 29, 2005. Comparable store sales increased 11.6% compared with a 14.1% increase in the prior-year period. Net income increased 74.9% to $11.0 million compared with $6.3 million for the prior-year period. Earnings per diluted share increased 59.2% to $0.78 compared with $0.49 in the prior-year period.  Last year results included a one-time fee of $1.2 million pre-tax, or $0.06 per diluted share, paid by the Company to Hampshire Equity Partners to terminate its management consulting agreement with the Company.

Fiscal 2006 Outlook

The Company is raising its fiscal 2006 earnings guidance to a range of $1.43 to $1.47 per diluted share. This guidance is based upon an anticipated fiscal 2006 comparable store sales increase of between 7% and 9%, the opening of 41 to 42 new stores, with no closings planned, and 14.1 million diluted shares outstanding.  This store opening schedule in fiscal 2006 is expected to increase selling square footage by approximately 22%.

Fiscal 2007 Initial Guidance

The Company is initiating its fiscal 2007 earnings guidance at a range of $1.73 to $1.77 per diluted share. This guidance is based upon an anticipated fiscal 2007 comparable store sales increase of between 3% and 4%, the opening of 48 to 51 new stores, with two closings planned,

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102 Fahm St. Savannah, Ga 31401 • (912) 236-1561 • Fax (912) 443-3674

CTRN Announces Fiscal 2006 Third Quarter Results

November 17, 2006

and 14.2 million diluted shares outstanding.  This store opening schedule in fiscal 2007 is expected to increase selling square footage by approximately 20%.

The Company reminds investors of the complexity of accurately assessing future growth given the difficulty in predicting fashion trends, consumer preferences and general economic conditions and the impact of other business variables.

The Company also announced that commencing with the first quarter of fiscal 2007 it will change from a monthly sales reporting cycle to a quarterly sales reporting cycle.

Investor Conference Call and Webcast

Citi Trends will host a conference call on November 17, 2006, at 9:30 a.m. ET.  The number to call for the live interactive teleconference is (913) 981-5520.  A replay of the conference call will be available until November 24, 2006, by dialing (719) 457-0820 and entering the passcode, 1499462.

The live broadcast of Citi Trends’ quarterly conference call will be available online beginning at 9:30 a.m. ET at the Company’s website, www.cititrends.com.  To access the webcast, click on “Investor Relations” then “Webcasts.”  An online replay will be available shortly after the call and continue for two weeks using the same link.

About Citi Trends

Citi Trends, Inc. is a value-priced retailer of urban fashion apparel and accessories for the entire family.  The Company currently operates 270 stores located in 16 states in the South, Southeast, Midwest and Mid-Atlantic regions, and our website address is www.cititrends.com.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding our future financial position, business policy and plans and objectives of management for future operations, are forward-looking statements that are subject to material risks and uncertainties.  The words “believe,” “may,” “could,” “estimate,” “continue,” “anticipate,” “intend,” “expect” and similar expressions, as they relate to Citi Trends, are intended to identify forward-looking statements.  Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors which are discussed in Citi Trends, Inc. filings with the Securities and Exchange Commission.  These risks and uncertainties include, but are not limited to, uncertainties relating to economic conditions, growth and expansion risks, consumer spending patterns, competition within the industry, competition in our markets and the ability to anticipate and respond to fashion trends.  Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, Citi Trends does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:   Ed Anderson
Citi Trends, Inc.
Chairman and Chief Executive Officer
(912) 443-3705

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CTRN Announces Fiscal 2006 Third Quarter Results

November 17, 2006

CITI TRENDS INC
CONDENSED STATEMENT OF INCOME
(unaudited)
(in $000’s, except share and per share data)

	Thirteen Weeks Ended
	Oct. 28, 2006	Oct. 29, 2005

Net sales	$87,118	$69,895
Cost of sales	54,155	42,873
Gross profit	32,963	27,022
Selling, general and administrative expenses	29,202	23,252
Income from operations	3,761	3,770
Interest income	475	314
Interest expense	(90)	(62)
Income before provision for income taxes	4,146	4,022
Provision for income taxes	1,337	1,390
Net income	$2,809	$2,632

Net income per share, basic	$0.21	$0.21
Net income per share, diluted	$0.20	$0.18

Weighted average shares used to compute net income per share, basic	13,583,263	12,825,199
Weighted average shares used to compute net income per share, diluted	14,082,634	14,379,974

	Thirty Nine Weeks Ended
	Oct. 28, 2006	Oct. 29, 2005

Net sales	$255,130	$192,961
Cost of sales	157,640	119,039
Gross profit	97,490	73,922
Selling, general and administrative expenses	82,124	64,281
Income from operations	15,366	9,641
Interest income	1,429	499
Interest expense	(169)	(302)
Income before provision for income taxes	16,626	9,838
Provision for income taxes	5,647	3,560
Net income	$10,979	$6,278

Net income per share, basic	$0.81	$0.55
Net income per share, diluted	$0.78	$0.49

Weighted average shares used to compute net income per share, basic	13,515,645	11,348,502
Weighted average shares used to compute net income per share, diluted	14,031,733	12,847,419

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CTRN Announces Fiscal 2006 Third Quarter Results

November 17, 2006

CITI TRENDS, INC.
CONDENSED BALANCE SHEETS
(unaudited)
(in $000’s)

	Oct. 28, 2006	Oct. 29, 2005
Assets
Cash and cash equivalents	$5,667	$9,371
Marketable securities	49,904	32,581
Inventory	74,499	53,978
Other assets	10,270	7,651
Property and equipment, net	30,335	21,797
Total assets	$170,675	$125,378

Liabilities and Stockholders’ Equity
Borrowings under line of credit	$—	$—
Accounts payable and accrued liabilities	55,969	45,504
Other liabilities	10,111	7,081
Total stockholders’ equity	104,595	72,793
Total liabilities and stockholders’ equity	$170,675	$125,378

CITI TRENDS, INC.
REGULATION G RECONCILIATION

	Thirty Nine Weeks Ended Oct. 29, 2005	% to Sales
Selling, general and administrative expenses, as adjusted	$63,081	32.7%

Items to Reconcile to GAAP
Termination fee paid to Hampshire Equity Partners	1,200	0.6%

Selling, general and administrative expenses, as reported	$64,281	33.3%

Thirty Nine Weeks Ended Oct. 29, 2005
Diluted earnings per share, as adjusted	$0.55

Items to Reconcile to GAAP
Diluted earnings per share impact of termination fee paid to
Hampshire Equity Partners	0.06

Diluted earnings per share, as reported	$0.49

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